SF Partnership, LLP
                                                           Chartered Accountants



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Logica Holdings, Inc.


     We hereby consent to the incorporation by reference to the annual filing on this Form 10-KSB of Plays On The Net PLC, of our report dated March 31, 2007 relating to the consolidated financial statements of Logica Holdings, Inc. and subsidiaries of December 31, 2006, and for the period from May 23, 2006 (Date of Inception) through to December 31, 2006.




                                                        /s/  SF Partnership, LLP
                                                        ------------------------
                                                        CHARTERED ACCOUNTANTS


Toronto, Canada
April 11, 2008